Exhibit 99.1

WILLIAM LYON HOMES REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

30% INCREASE IN HOMEBUILDING REVENUE; 20% INCREASE IN DELIVERIES; AND 18% INCREASE IN PRE-TAX INCOME, FOR THE FULL YEAR 2016

NEWPORT BEACH, CA— February 22, 2017 — William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for the fourth quarter and year ended December 31, 2016.

2016 Fourth Quarter Highlights (Comparison to 2015 Fourth Quarter)

•	Net income available to common stockholders of $23.1 million, or $0.60 per diluted share

•	Home sales revenue of $473.2 million, up 19%

•	New home deliveries of 902 homes, up 11%

•	Dollar value of orders of $284.1 million, up 17%

•	Net new home orders of 564, up 9%

•	Dollar value of homes in backlog of $410.7 million, up 5%

•	Units in backlog of 733, down 1%

•	Average sales locations of 79, up 7%

•	Average sales price (ASP) of new homes delivered of $524,600, up 7%

•	Homebuilding gross margin of $80.6 million, up 11%

•	Homebuilding gross margin percentage of 17.0%

•	Adjusted homebuilding gross margin percentage of 21.6%

•	SG&A percentage of 9.0%, compared to 9.3%

•	Pre-tax Income of $40.4 million, up 6%

•	Adjusted EBITDA of $63.2 million, up 2%

2016 Full Year Highlights (Comparison to 2015 Full Year)

•	Net income available to common stockholders of $59.7 million, or $1.55 per diluted share, up 4% and 5%, respectively

•	Home sales revenue of $1,402.2 million, up 30%

•	New home deliveries of 2,781 homes, up 20%

•	Dollar value of orders of $1,390.9 million, up 17%

•	Net new home orders of 2,775, up 8%

•	Average sales locations of 74, up 9%

•	Average sales price (ASP) of new homes delivered of $504,200, up 8%

•	Homebuilding gross margin of $239.9 million, up 20%

•	Homebuilding gross margin percentage of 17.1%

•	Adjusted homebuilding gross margin percentage of 22.9%

•	SG&A percentage of 10.4%, compared to 11.2%

•	Pre-tax Income of $102.8 million, up 18%

•	Adjusted EBITDA of $188.1 million, up 19%

“2016 was a year of continued growth for William Lyon Homes, as we delivered 2,781 homes and achieved homebuilding revenues of $1.4 billion, up 20% and 30%, respectively, and at their highest levels in ten years. Our fourth quarter of 2016 represented another quarter of consistent year-over-year growth across a number of important financial and operational metrics, with homebuilding revenues of $473.2 million, up 19%, new home deliveries of 902 homes, up 11%, average sales price of $524,600, up 7%, and the dollar value of orders of $284.1 million, up 17%. We achieved pre-tax income of $40.4 million for the fourth quarter, up 6%, resulting in net income available to common stockholders of $23.1 million, or $0.60 per diluted share,” said Matthew R. Zaist, President and Chief Executive Officer.

Mr. Zaist continued, “We believe that 2017 will represent another year of significant growth for William Lyon Homes. For the full year, we currently expect 2017 results to include deliveries of approximately 3,000 to 3,250 units, home sales revenue of approximately $1.65 billion to $1.75 billion, and pre-tax income before minority interest of approximately $135 million to $150 million. We continue to be focused on our operational initiatives for 2017, which include opening up a number of new key strategic assets to drive results in the back half of the year, maximizing revenue from our existing communities, and improving cost controls at our projects and at the corporate level, while continuing to improve our balance sheet metrics.”

Operating Results

Home sales revenue for the fourth quarter of 2016 was $473.2 million, as compared to $397.2 million in the year-ago period, an increase of 19%. The increase was driven by an 11% increase in deliveries to 902 homes, compared to 809 in the fourth quarter of 2015, and an increase in the average sales price of homes delivered to $524,600, up 7% from the prior year.

The dollar value of orders for the fourth quarter of 2016 was $284.1 million, an increase of 17%, from $243.8 million in the year-ago period. Net new home orders for the quarter were 564, up 9% from the fourth quarter of 2015. The increase in net new home orders was driven by a 7% increase in community count to 79 average sales locations, from 74 in the year-ago period, and by a year-over-year increase in the average monthly absorption rate to 2.4 sales per community. At year end, the Company was selling from 81 sales locations. Net new home orders for January 2017 were up 12% year-over-year and up 25% sequentially from December.

The dollar value of homes in backlog was $410.7 million as of December 31, 2016, an increase of 5% compared to $391.8 million as of December 31, 2015. The increase was driven by a 6% increase in ASP in backlog to $560,300 from $530,100 in the fourth quarter of 2015, partially offset by a 1% decline in units in backlog to 733 from 739 in the year-ago period. In addition, our ASP in backlog as of December 31, 2016 was 7% higher than the ASP of homes closed in the fourth quarter.

Homebuilding gross margin percentage during the fourth quarter of 2016 was 17.0%. Adjusted homebuilding gross margin percentage was 21.6% during the quarter.

Sales and marketing expense during the fourth quarter of 2016 was 4.5% of homebuilding revenue, compared to 4.8% in the year-ago quarter, driven primarily by higher homebuilding revenue and leverage on advertising and marketing costs, partially offset by an increase in outside broker costs, compared to the prior year period. General and administrative expenses were 4.5% of homebuilding revenue, consistent with the prior year, and up in dollars, due in part to certain severance costs associated with divisional personnel changes, earlier than expected expenses related to sales and construction management software systems, and an increase in outside professional services.

Balance Sheet Update

At year end, cash and cash equivalents totaled $42.6 million, real estate inventories totaled $1.8 billion, total assets were $2.0 billion and total equity was $763 million. Total debt to book capitalization was 58.6%, and net debt to net book capitalization was 57.6% at December 31, 2016, compared to 62.2% and 61.1%, respectively, as of December 31, 2015.

Share Repurchase Authorization

In addition, the Company is announcing today that its Board of Directors has authorized the repurchase of up to $50.0 million of the Company’s Class A common stock in open market purchases, privately negotiated transactions or other transactions. The timing and amount of repurchases will be determined by the Company’s management at its discretion based on a variety of factors, such as the market price of the Company’s Class A common stock, corporate requirements, general market and economic conditions and legal requirements.

Conference Call

The Company will host a conference call to discuss these results today, Wednesday, February 22, 2017 at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (855) 851-4524 or (720) 634-2900, passcode #60683099, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site.

A replay of the call will be available through March 1, 2017 by dialing (855) 859-2056 or (404) 537-3406, passcode #60683099. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon. Its core markets include Orange County, Los Angeles, the Inland Empire, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Portland and Seattle. The Company has a distinguished legacy of more than 60 years of homebuilding operations, over which time it has sold in excess of 99,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Colorado, where the Company operates under the Village Homes brand, and Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Forward-Looking Statements

Information presented herein for the fourth quarter and year ended December 31, 2016 is subject to finalization of the Company’s regulatory filings, related financial and accounting reporting procedures and external auditor procedures.

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, but not limited to, forward-looking statements related to: anticipated new home deliveries, revenue and pre-tax income, gross margin performance, backlog conversion rates, operating and financial results for the first quarter of 2017 and full year 2017, community count growth and project performance, market and industry trends, the continued housing market recovery, average sale price of homes to be closed in various periods, SG&A percentage, future cash needs and liquidity, leverage ratios and reduction strategies and land acquisition spending. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: the availability of labor and homebuilding materials and increased construction cycle times; the availability and timing of mortgage financing; adverse weather conditions; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; continued volatility and worsening in general economic conditions either internationally, nationally or in regions in which we operate; increased outside broker costs; changes in governmental laws and regulations and increased costs, fees and delays associated therewith; potential changes to the tax code; worsening in markets for residential housing; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry, credit and capital markets; terrorism or other hostilities involving the United States; building moratorium or “slow-growth” or “no-growth” initiatives that could be implemented in states in which we operate; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; changes in prices of homebuilding materials; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; limitations on our ability to utilize our tax attributes; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; the timing of receipt of regulatory approvals and the opening of projects; the availability and cost of land for future development; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three	Three
	Months	Months
	Ended	Ended
	December 31,	December 31,
	2016	2015
Operating revenue
Home sales	$473,221	$397,162
Construction services	27	5,820

	473,248	402,982

Operating costs
Cost of sales — homes	(392,632)	(324,338)
Construction services	(27)	(5,108)
Sales and marketing	(21,158)	(19,059)
General and administrative	(21,519)	(17,817)
Amortization of intangible assets	—	(248)
Other	269	(422)

	(435,067)	(366,992)

Operating income	38,181	35,990
Equity in income of unconsolidated joint ventures	1,796	1,458
Other income, net	440	706

Income before provision for income taxes	40,417	38,154
Provision for income taxes	(13,991)	(11,026)

Net income	26,426	27,128
Less: Net income attributable to noncontrolling interests	(3,374)	(833)

Net income available to common stockholders	$23,052	$26,295

Income per common share:
Basic	$0.63	$0.72
Diluted	$0.60	$0.68

Weighted average common shares outstanding:
Basic	36,818,513	36,580,867
Diluted	38,740,148	38,546,342

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2016	2015
Operating revenue
Home sales	$1,402,203	$1,078,928
Construction services	3,837	25,124

	1,406,040	1,104,052

Operating costs
Cost of sales — homes	(1,162,337)	(878,995)
Construction services	(3,485)	(21,181)
Sales and marketing	(72,509)	(61,539)
General and administrative	(73,398)	(59,161)
Amortization of intangible assets	—	(958)
Other	(343)	(1,971)

	(1,312,072)	(1,023,805)

Operating income	93,968	80,247
Equity in income of unconsolidated joint ventures	5,606	3,239
Other income, net	3,243	3,581

Income before provision for income taxes	102,817	87,067
Provision for income taxes	(34,850)	(26,806)

Net income	67,967	60,261
Less: Net income attributable to noncontrolling interests	(8,271)	(2,925)

Net income available to common stockholders	$59,696	$57,336

Income per common share:
Basic	$1.62	$1.57
Diluted	$1.55	$1.48
Weighted average common shares outstanding:
Basic	36,764,799	36,546,227
Diluted	38,474,900	38,767,556

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	December 31,	December 31,
	2016	2015
	(unaudited)
ASSETS
Cash and cash equivalents	$42,612	$50,203
Restricted cash	—	504
Receivables	9,538	14,838
Escrow proceeds receivable	85	3,041
Real estate inventories	1,771,998	1,675,106
Investment in unconsolidated joint ventures	7,282	5,413
Goodwill	66,902	66,902
Intangibles, net of accumulated amortization of $4,640 as of December 31, 2016 and December 31, 2015	6,700	6,700
Deferred income taxes, net	75,751	79,726
Other assets, net	17,283	21,017

Total assets	$1,998,151	$1,923,450

LIABILITIES AND EQUITY
Accounts payable	$74,282	$75,881
Accrued expenses	79,790	70,324
Revolving credit facility	29,000	65,000
Construction notes payable	—	15,915
Joint venture notes payable	102,077	94,266
Land notes payable	24,691	—
Subordinated amortizing note	7,225	14,066
53/4% Senior Notes due April 15, 2019	148,826	148,295
8 1/2% Senior Notes due November 15, 2020	422,817	422,896
7% Senior Notes due August 15, 2022	346,014	345,338

	1,234,722	1,251,981

Commitments and contingencies
Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share; 10,000,000 and no shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 28,909,781 and 28,363,879 shares issued, 27,907,724 and 27,657,435 outstanding at December 31, 2016 and December 31, 2015, respectively	290	284
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 3,813,884 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	38	38
Additional paid-in capital	419,099	413,810
Retained earnings	277,659	217,963

Total William Lyon Homes stockholders’ equity	697,086	632,095
Noncontrolling interests	66,343	39,374

Total equity	763,429	671,469

Total liabilities and equity	$1,998,151	$1,923,450

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended December 31,
	2016	2015
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	902	809	11%

Home sales revenue	$473,221	$397,162	19%
Cost of sales (excluding interest and purchase accounting adjustments)	(371,169)	(301,194)	23%

Adjusted homebuilding gross margin (2)	$102,052	$95,968	6%

Adjusted homebuilding gross margin percentage (2)	21.6%	24.2%	(11%)

Interest in cost of sales	(17,987)	(14,666)	23%
Purchase accounting adjustments	(3,476)	(8,478)	(59%)

Gross margin	$80,589	$72,824	11%

Gross margin percentage	17.0%	18.3%	(7%)

Number of homes closed
California	264	225	17%
Arizona	149	120	24%
Nevada	111	73	52%
Colorado	81	80	1%
Washington	64	133	(52%)
Oregon	233	178	31%

Total	902	809	11%

Average sales price of homes closed

California	$700,600	$693,300	1%
Arizona	272,200	256,100	6%
Nevada	565,000	560,400	1%
Colorado	526,500	469,500	12%
Washington	657,600	427,700	54%
Oregon	430,300	421,800	2%

Total	$524,600	$490,900	7%

Number of net new home orders
California	161	122	32%
Arizona	101	91	11%
Nevada	46	79	(42%)
Colorado	44	24	83%
Washington	59	87	(32%)
Oregon	153	113	35%

Total	564	516	9%

Average number of sales locations during period
California	24	19	26%
Arizona	9	8	13%
Nevada	11	13	(15%)
Colorado	11	12	(8%)
Washington	5	6	(17%)
Oregon	19	16	19%

Total	79	74	7%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Year Ended December 31,
	2016	2015
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	2,781	2,314	20%

Home sales revenue	$1,402,203	$1,078,928	30%
Cost of sales (excluding interest and purchase accounting adjustments)	(1,081,626)	(811,660)	33%

Adjusted homebuilding gross margin (2)	$320,577	$267,268	20%

Adjusted homebuilding gross margin percentage (2)	22.9%	24.8%	(8%)

Interest in cost of sales	(57,297)	(38,416)	49%
Purchase accounting adjustments	(23,414)	(28,919)	(19%)

Gross margin	$239,866	$199,933	20%

Gross margin percentage	17.1%	18.5%	(8%)

Number of homes closed
California	722	633	14%
Arizona	473	252	88%
Nevada	331	230	44%
Colorado	251	230	9%
Washington	289	434	(33%)
Oregon	715	535	34%

Total	2,781	2,314	20%

Average sales price of homes closed
California	$679,200	$599,200	13%
Arizona	266,300	265,900	0%
Nevada	579,200	568,900	2%
Colorado	512,100	465,300	10%
Washington	534,900	417,600	28%
Oregon	435,000	399,000	9%

Total	$504,200	$466,300	8%

Number of net new home orders
California	752	669	12%
Arizona	468	414	13%
Nevada	275	272	1%
Colorado	248	224	11%
Washington	297	416	(29%)
Oregon	735	580	27%

Total	2,775	2,575	8%

Average number of sales locations during period
California	20	18	11%
Arizona	8	7	14%
Nevada	12	11	9%
Colorado	10	13	(23%)
Washington	6	6	0%
Oregon	18	13	38%

Total	74	68	9%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of December 31,
	2016	2015
	Consolidated Total	Consolidated Total	Percentage % Change
Backlog of homes sold but not closed at end of period
California	224	194	15%
Arizona	204	209	(2%)
Nevada	59	115	(49%)
Colorado	75	78	(4%)
Washington	52	44	18%
Oregon	119	99	20%

Total	733	739	(1%)

Dollar amount of homes sold but not closed at end of period
(in thousands)
California	$182,300	$152,673	19%
Arizona	59,563	53,527	11%
Nevada	45,034	77,151	(42%)
Colorado	39,569	40,952	(3%)
Washington	34,789	24,414	42%
Oregon	49,420	43,053	15%

Total	$410,675	$391,770	5%

Lots owned and controlled at end of period
Lots owned
California	1,484	2,200	(33%)
Arizona	4,932	5,204	(5%)
Nevada	3,028	2,888	5%
Colorado	1,475	798	85%
Washington	1,367	1,144	19%
Oregon	1,340	1,245	8%

Total	13,626	13,479	1%

Lots controlled
California	971	601	62%
Arizona	—	—	0%
Nevada	43	554	(92%)
Colorado	86	134	(36%)
Washington	1,036	871	19%
Oregon	2,096	1,775	18%

Total	4,232	3,935	8%

Total lots owned and controlled
California	2,455	2,801	(12%)
Arizona	4,932	5,204	(5%)
Nevada	3,071	3,442	(11%)
Colorado	1,561	932	67%
Washington	2,403	2,015	19%
Oregon	3,436	3,020	14%

Total	17,858	17,414	3%

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three	Three
	Months	Months	Year	Year
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Net income available to common stockholders	$23,052	$26,295	$59,696	$57,336
Net cash provided by (used in) operating activities	$104,684	$47,446	$21,706	$(172,908)
Interest incurred	$21,106	$20,307	$83,218	$76,222
Adjusted EBITDA (1)	$63,226	$61,854	$188,121	$158,546
Adjusted EBITDA Margin (2)	13.4%	15.3%	13.4%	14.4%
Ratio of adjusted EBITDA to interest incurred	3.0	3.0	2.3	2.1

Balance Sheet Data

	December 31,	December 31,
	2016	2015
Cash, cash equivalents and restricted cash	$42,612	$50,707

Total William Lyon Homes stockholders’ equity	697,086	632,095
Noncontrolling interest	66,343	39,374
Total debt	1,080,650	1,105,776

Total book capitalization	$1,844,079	$1,777,245

Ratio of debt to total book capitalization	58.6%	62.2%
Ratio of debt to total book capitalization (net of cash)	57.6%	61.1%

(1)	Adjusted EBITDA means net income (loss) attributable to William Lyon Homes plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) depreciation and amortization, (vi) non-cash purchase accounting adjustments, (vii) cash distributions of income from unconsolidated joint ventures, and (viii) equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income attributable to William Lyon Homes to adjusted EBITDA is provided in the following table:
(2)	Calculated as Adjusted EBITDA as a percentage of operating revenue.

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Year Ended December 31, 2016	Year Ended December 31, 2015
Net income available to common stockholders	$23,052	$26,295	$59,696	$57,336
Provision for income taxes	13,991	11,026	34,850	26,806
Interest expense
Interest incurred	21,106	20,307	83,218	76,222
Interest capitalized	(21,106)	(20,307)	(83,218)	(76,222)
Amortization of capitalized interest included in cost of sales	18,418	14,666	60,160	38,416
Stock based compensation	2,757	1,742	6,844	6,570
Depreciation and amortization	498	727	2,006	2,663
Non-cash purchase accounting adjustments	3,476	8,478	26,445	28,919
Cash distributions of income from unconsolidated joint ventures	2,830	378	3,726	1,075
Equity in income of unconsolidated joint ventures	(1,796)	(1,458)	(5,606)	(3,239)

Adjusted EBITDA	$63,226	$61,854	$188,121	$158,546